Exhibit 99.906 CERT

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) I, Maureen Quill, President of FPA U.S. Core Equity Fund, Inc. (the “Fund”), do hereby certify, to my knowledge, that:

1.	The Form N-CSR of the Fund for the period ended June 30, 2023 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

By:	/s/ Maureen Quill
Maureen Quill
President (principal executive officer)

Date:	September 8, 2023

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) I, Rita Dam, Treasurer of FPA U.S. Core Equity Fund, Inc. (the “Fund”), do hereby certify, to my knowledge, that:

1.	The Form N-CSR of the Fund for the period ended June 30, 2023 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

By:	/s/ Rita Dam
Rita Dam
Treasurer (principal financial officer)

Date:	September 8, 2023

A signed original of this written statement required by Section 906 has been provided by the Fund and will be retained by the Fund and furnished to the Securities and Exchange Commission or its staff upon request.